                  As filed with the Securities and Exchange
                         Commission on April 13, 2000
                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                             THE MONY GROUP INC.
            (Exact name of registrant as specified in its charter)

                   Delaware
 (State or other jurisdiction of incorporation or                   13-3976138
                 organization)                          (I.R.S. Employer Identification No.)

                                1740 Broadway
                           New York, New York 10019
             (Address of Principal Executive Offices) (Zip Code)

 Investment Plan Supplement for Employees and Field Underwriters of MONY Life
                              Insurance Company
                                     and
              Retirement Plan for Field Underwriters of MONY Life
                              Insurance Company
                           (Full Title of the Plans)

                            John R. McFeely, Esq.
                                1740 Broadway
                           New York, New York 10019
                                (213) 708-2000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

 ----------------------------------------------------------------------------------------
                                       Proposed         Proposed
     Title of                          maximum          maximum            Amount of
  securities to     Amount to be    offering price     aggregate        registration fee
  be registered      registered       per share      offering price
 ----------------------------------------------------------------------------------------
 Common Stock,
 par value $0.01     3,500,000         31.625(3)       $110,687,500(3)        $29,221.50
 per share.(1), (2)
 ----------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Includes all preferred stock purchase rights of the Company issuable in conjunction with the shares of the Company's Common Stock pursuant to the Rights Agreement, dated as of November 10, 1998, between the Company and First Chicago Trust Company of New York, as rights agent.

(3) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Company's Common Stock on the New York Stock Exchange on April 10, 2000.

      There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Plans.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the plans listed on the cover of the Registration Statement (collectively, the "Plans") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed with the Commission by The MONY Group Inc. (the "Company") are incorporated herein by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 28, 2000;

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999;

(d) Description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A, File No. 001-14603, filed with the Commission on November 6, 1998, including any further amendments or reports filed for the purpose of updating such description; and

(e) Description of the Company's preferred stock purchase rights contained in the Company's Registration Statement on Form S-1, File No. 333-63835, filed with the Commission on September 21, 1998, including any further amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

      Not Applicable

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by the Company of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      The Amended and Restated By-Laws of the Company, as amended by the Amendment to the Amended and Restated By-laws (the "By-Laws") (which are incorporated herein by reference as Exhibits 4.4 and 4.5, respectively, to this Registration Statement) provide for indemnification of any person who was or is a director, officer, employee or agent of the Company or was serving in such capacity at another entity at the Company's request (each, an "Indemnified Person"), and is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether derivative or not. Indemnification continues as to an Indemnified Person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of an Indemnified Person. The By-Laws also authorize indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as well as the advancement of expenses to an Indemnified Person. The indemnification provisions in the By-Laws are non-exclusive and allow the Company to indemnify by agreement or vote of stockholders or disinterested directors.

      Article Eighth of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") (which is incorporated by reference as Exhibit 4.3 to this Registration Statement) provides for the indemnification of the Company's directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of the Company's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

      The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act which might be incurred by them in such capacities.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable

ITEM 8.     EXHIBITS

  Exhibit
  Number         Description
  ------         -----------
    4.1      -   Investment Plan Supplement for Employees and Field
                 Underwriters of MONY Life Insurance Company.

    4.2      -   Retirement Plan for Field Underwriters of MONY Life
                 Insurance Company.

    4.3      -   Amended and Restated Certificate of Incorporation of
                 the Company, dated November 3, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Registration
                 Statement on Form S-1, as amended, File No. 333-63835).

    4.4      -   Amended and Restated By-Laws of the Company
                 (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, as amended, File No. 333-63835).

    4.5      -   Amendment to the Amended and Restated By-Laws of the
                 Company (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-14603).

    4.6      -   Form of Certificate for Common Stock (incorporated by
                 reference to Exhibit 4.1 to the Company's Registration
                 Statement on Form S-1, as amended, File No. 333-63835).

    4.7      -   Form of Rights Agreement, dated as of November 10,
                 1998, between the Company and First Chicago Trust
                 Company of New York, as rights agent.  The Rights
                 Agreement includes the Form of Rights Certificate as Exhibit A, and the Summary of Rights as Exhibit B
                 (incorporated by reference to Exhibit 10.37 to the Company's Registration Statement on Form S-1, as amended, File No. 333-63835).

    5.1      -   Refer to Item 9, paragraph (a)(4).

   23.1      -   Consent of PricewaterhouseCoopers LLP.

   24.1      -   Power of Attorney of the Officers and Directors who
                 signed this Registration Statement set forth on page
                 II-5 herein.

ITEM 9.     UNDERTAKINGS

      (a) The undersigned Company and the Plans hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To submit the Plans and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS to qualify the Plans.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section

15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of April, 2000.

                                       THE MONY GROUP INC.


                                       By: /s/  MICHAEL ISOR ROTH
                                           -------------------------------------
                                           Name:   Michael Isor Roth
                                           Title:  Chairman of the Board and
                                                   Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Richard Daddario, Lee Smith and John R. McFeely, Esq. or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or registration statement (including without limitation any post-effective amendment pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                Date
              ---------                          -----                ----
        /s/ MICHAEL ISOR ROTH          Chairman of the Board,      April 13, 2000
          Michael Isor Roth            Chief Executive Officer
                                       and Director (Principal
                                       Executive Officer)

        /s/ RICHARD DADDARIO           Executive Vice President    April 13, 2000
           Richard Daddario            and Chief Financial
                                       Officer (Principal
                                       Financial Officer)

           /s/ LARRY COHEN             Vice President and          April 13, 2000
             Larry Cohen               Controller (Principal
                                       Accounting Officer)

        /s/ TOM HANS BARRETT           Director                    April 13, 2000
           Tom Hans Barrett

       /s/ DAVID LINCOLN CALL          Director                    April 13, 2000
          David Lincoln Call

       /s/ GLENN ROBERT DURHAM         Director                    April 13, 2000
         Glenn Robert Durham

      /s/ JAMES BERNARD FARLEY         Director                    April 13, 2000
         James Bernard Farley

       /s/ SAMUEL JOSEPH FOTI          President, Chief            April 13, 2000
          Samuel Joseph Foti           Operating Officer and
                                       Director

       /s/ ROBERT HOLLAND, JR.         Director                    April 13, 2000
         Robert Holland, Jr.

     /s/ JAMES LAWRENCE JOHNSON        Director                    April 13, 2000
        James Lawrence Johnson

       /s/ FREDERICK W. KANNER         Director                    April 13, 2000
         Frederick W. Kanner

      /s/ ROBERT RAYMOND KILEY         Director                    April 13, 2000
         Robert Raymond Kiley

       /s/ KENNETH MARC LEVINE         Executive Vice President,   April 13, 2000
         Kenneth Marc Levine           Chief Investment Officer
                                       and Director

                                       Director                    April 13, 2000
          John Robert Meyer

      /s/ JANE CAHILL PFEIFFER         Director                    April 13, 2000
         Jane Cahill Pfeiffer

     /s/ THOMAS CHARLES THEOBALD       Director                    April 13, 2000
       Thomas Charles Theobald

      The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of April, 2000.


                                    INVESTMENT PLAN SUPPLEMENT FOR EMPLOYEES
                                    AND FIELD UNDERWRITERS OF THE MONY LIFE
                                    INSURANCE COMPANY

                                    By:  Kenneth M. Levine
                                         Chairman, Benefit Plans Administration
                                         Committee, as Plan Administrator


                                         /s/  KENNETH M. LEVINE

                                    RETIREMENT PLAN FOR
                                    FIELD UNDERWRITERS OF THE MONY
                                    LIFE INSURANCE COMPANY

                                    By:  Kenneth M. Levine
                                         Chairman, Benefit Plans Administration
                                         Committee, as Plan Administrator


                                         /s/  KENNETH M. LEVINE

                                EXHIBIT INDEX

Exhibit
Number           Description
------           -----------

    4.1      -   Investment Plan Supplement for Employees and Field
                 Underwriters of the MONY Life Insurance Company.

    4.2      -   Retirement Plan for Field Underwriters of MONY Life
                 Insurance Company.

    4.3      -   Amended and Restated Certificate of Incorporation of
                 the Company, dated November 3, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Registration
                 Statement on Form S-1, as amended, File No. 333-63835).

    4.4      -   Amended and Restated By-Laws of the Company
                 (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, as amended, File No. 333-63835).

    4.5      -   Amendment to the Amended and Restated By-Laws of the
                 Company (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-14603).

    4.6      -   Form of Certificate for Common Stock (incorporated by
                 reference to Exhibit 4.1 to the Company's Registration
                 Statement on Form S-1, as amended, File No. 333-63835).

    4.7      -   Form of Rights Agreement, dated as of November 10,
                 1998, between the Company and First Chicago Trust
                 Company of New York, as rights agent.  The Rights
                 Agreement includes the Form of Rights Certificate as Exhibit A, and the Summary of Rights as Exhibit B
                 (incorporated by reference to Exhibit 10.37 to the Company's Registration Statement on Form S-1, as amended, File No. 333-63835).

    5.1      -   Refer to Item 9, paragraph (a)(4).

   23.1      -   Consent of PricewaterhouseCoopers LLP.

   24.1      -   Power of Attorney of the Officers and Directors who
                 signed this Registration Statement set forth on page
                 II-5 herein.